EXHIBIT 8.1

                                December 28, 2007


Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

      Re: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-5
            -------------------------------------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to Banc of America Commercial Mortgage Inc. (the "Company") in connection with the proposed sale by the Company and purchase by Banc of America Securities LLC ("BAS") and Greenwich Capital Markets, Inc. ("RBS Greenwich Capital" and, together with BAS, the "Underwriters"), of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-5 (the "Securities"), pursuant to the terms of that certain Underwriting Agreement dated as of December 20, 2007, by and among the Company and the Underwriters (the "Underwriting Agreement"). The Securities are being issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2007, by and among the Company, as depositor, Bank of America, National Association, as master servicer, Centerline Servicing Inc., as special servicer, Wells Fargo Bank, N.A., as trustee, and LaSalle Bank National Association, as certificate administrator and REMIC administrator (the "Pooling and Servicing Agreement"). This letter is being delivered at the request of the Company pursuant to Section 6(f) of the Underwriting Agreement. Capitalized terms used herein but not defined herein have the respective meanings given them in the Underwriting Agreement.

            In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission (the "Commission") through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Underwriting Agreement and the Pooling and Servicing Agreement and we have relied upon certificates and oral or written statements and other information obtained from the Company, the other parties to the transaction referenced herein, and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

            In particular, we have examined and relied upon:

            (i)   the Pooling and Servicing Agreement,

            (ii) the Registration Statement on Form S-3 (No. 333-130755) filed with the Commission on December 12, 2005, as amended by a Form S-3/A filed on February 27, 2006 and further amended by a Form S-3/A filed on March 22, 2006, and subsequently declared effective on March 29, 2006 (excluding any exhibits thereto and as amended through the date hereof, the "Registration Statement"),

            (iii) the Prospectus and Prospectus Supplement relating to the
                  Publicly Offered Certificates, dated December 20, 2007 (the "Prospectus" and "Prospectus Supplement", respectively), as filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"),

            (iv)  specimen forms of the Securities, and

            (v) corporate and public records and other documents, agreements, instruments and opinions, including, among other things, the documents delivered at the closing of the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates, as we have deemed appropriate as a basis for the opinions expressed below.

            Items (i) to (v) above are referred to in this letter as the "Transaction Documents".

            We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and (other than with respect to the Company) that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms. As used herein, "to our knowledge", "known to us" or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Underwriting Agreement.

            We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. The Securities have been duly authorized by the Company and, when the Securities have been duly executed, authenticated and delivered by the Trustee in the manner contemplated in the Pooling and Servicing Agreement and paid for by and sold to the Underwriters pursuant to the Underwriting Agreement, the Securities will be validly issued and outstanding, fully paid and non-assessable and entitled to the benefits provided by the Pooling and Servicing Agreement; and

            2. The descriptions of federal income tax consequences appearing under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and Prospectus Supplement accurately describe the material federal income tax consequences to holders of the Securities, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

            We hereby consent to the filing of this letter as an exhibit to the Company's Registration Statement, as it relates to the Securities and to the reference to this firm under the headings "LEGAL MATTERS" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

            In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

                                    Very truly yours,

                                   /s/ Cadwalader, Wickersham & Taft LLP